UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2005

DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5740 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

3050 East Hillcrest Drive Westlake Village, California (Address of principal executive offices)	91362 (Zip Code)

(805) 446-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2005, Diodes Incorporated (the "Company") entered into employment agreements with Dr. Keh-Shew Lu (President and Chief Executive Officer), Joseph Liu (Senior Vice President-Operations), Mark A. King (Senior Vice President-Sales and Marketing) and Carl C. Wertz (Chief Financial Officer), pursuant to which they are entitled to (i) receive an annual base salary (subject to increase from time to time in the discretion of the Company's Board of Directors) of $300,000, $208,000, $177,000, and $146,000, respectively, (ii) participate in any executive bonus plan of the Company, (iii) receive reimbursement for all reasonable and documented business expenses, (iv) paid vacation in accordance with the Company's vacation policy for employees generally, (v) participate in all plans provided to employees in general, (vi) receive a life insurance policy in the amount in effect on the date of the agreement, and (vii) receive a disability policy in the maximum insurable amount. Employment is at will and may be terminated by either the Company or the employee at any time. The employee is prohibited from disclosing trade secrets of the Company, engaging in any "competitive activity" (as defined) or soliciting current or, in some cases, former employees or independent contractors of the Company, during his employment and for the two years following the beginning of the leave of absence described below if his employment is terminated without "cause" (as defined), and acknowledges that all tangible items related to the Company are the exclusive property of the Company.

In the event employment is terminated by the Company without "cause" (as defined), the employee either may (a) commence a one year paid leave of absence or (b) forego such leave of absence and the benefits associated therewith. During the leave of absence, the employee will continue as a full-time employee of the Company, entitled to receive the benefits described above (other than the bonus described in clause (ii), which will be prorated to the beginning of the leave of absence). During the leave of absence, the employee will not be obligated to perform any services for the Company, but will have all other obligations provided by the agreement. At the end of the leave of absence, neither the Company nor the employee shall have any further duties under these agreement, except that (i) the Company shall continue to pay to the employee, or his estate, the annual base salary for one year, (ii) all stock-based compensation previously granted shall continue to vest and shall remain exercisable for the full term thereof, determined without regard to the termination of employment, and (iii) the employee shall continue to be bound by the trade secrets, noncompetition and non-solicitation provisions of the agreement for one year after the end of the leave of absence. In addition, all stock-based compensation will vest immediately upon a "change in control" (as defined) of the Company.

In addition, the Company has entered into an indemnification agreement with each of these employees that may require the Company to indemnify the employee against liabilities that may arise by reason of his status or service with the Company.

The foregoing summary is qualified in its entirety by reference to the copies of the employment agreements and the form of indemnification agreement attached as exhibits to this Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1*	Employment Agreement dated as of August 29, 2005, between the Company and Keh-Shew Lu.

10.2*	Employment Agreement dated as of August 29, 2005, between the Company and Mark A. King.

10.3*	Employment Agreement dated as of August 29, 2005, between the Company and Joseph Liu.

10.4*	Employment Agreement dated as of August 29, 2005, between the Company and Carl C. Wertz.

10.5*	Form of Indemnification Agreement between the Company and its directors and executive officers.
__________________
* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date: August 30, 2005	By:	/s/ Carl C. Wertz

Carl C. Wertz, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Employment Agreement dated as of August 29, 2005, between the Company and Keh-Shew Lu.

10.2*	Employment Agreement dated as of August 29, 2005, between the Company and Mark A. King.

10.3*	Employment Agreement dated as of August 29, 2005, between the Company and Joseph Liu.

10.4*	Employment Agreement dated as of August 29, 2005, between the Company and Carl C. Wertz.

10.5*	Form of Indemnification Agreement between the Company and its directors and executive officers.
__________________
* Management contract or compensatory plan or arrangement.